Exhibit 23.1

Board of Directors
Western Goldfields, Inc.
Hilton Head Islands, South Carolina



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------


We consent to the use of our report dated June 20, 2003, on the financial statements of Western Goldfields, Inc. as of December 31, 2002 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.




Williams & Webster, P.S.
Spokane, Washington

January 19, 2003




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